Exhibit 1(c)
FLORIDA POWER CORPORATION
d/b/a PROGRESS ENERGY FLORIDA, INC.
Preferred Stock1
UNDERWRITING AGREEMENT
                    , 20__
To the Representative named in Schedule I hereto
of the Underwriters named in Section 1 herein
Dear Ladies and Gentlemen:
     The undersigned, Florida Power Corporation d/b/a Progress Energy Florida, Inc. (the “Company”), hereby confirms its agreement with each of the several Underwriters hereinafter named as follows:
     1. Underwriters and Representative. The term “Underwriters” as used in this Underwriting Agreement (this “Agreement”) shall be deemed to mean the following firms, and any underwriter substituted as provided in paragraph 7 hereof, and the term “Underwriter” shall be deemed to mean one of such Underwriters:
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     The term “Representative” as used herein shall be deemed to mean the firm or the firms named in Schedule I hereto, collectively. If any firm or firms named as Representative in Schedule I hereto are the only firm or firms serving as underwriters, then the terms “Underwriters” and “Representative,” as used herein, shall each be deemed to refer to such firm or firms. If more than one firm is named in Schedule I hereto, such firms represent, jointly and severally, that they have been authorized by the Underwriters to execute this Agreement on their behalf and to act for them as Representative in the manner herein provided. All obligations of the Underwriters hereunder are several and not joint. If more than one firm is named as Representative in Schedule I hereto, any action under or in respect of this Agreement may be taken by such firms jointly as the Representative or by one of the firms acting on behalf of the Representative, and such action will be binding upon all the Underwriters.
     2. Description of Securities. The Company proposes to issue and sell to the several Underwriters                     shares of its preferred stock (___par value) in the amount specified in Schedule I hereto (the “Firm Shares”). The Company also proposes to issue and sell to the several Underwriters not more than an additional                     shares of its preferred stock

[1]	Class of preferred stock (Cumulative Preferred Stock (par value $100 per share) or Cumulative Preferred Stock (no par value)) to be determined at time of offering.

(___ par value) (the “Option Shares”) if and to the extent the Representative shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of preferred stock granted to the Underwriters in paragraph 4 hereof. The Firm Shares and the Option Shares are hereinafter collectively referred to as the “Shares.” The shares of preferred stock (___par value) of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Preferred Stock.” The terms of the Shares will be set forth in an amendment to the Company’s Articles of Incorporation, as amended relating to the preferred stock (“Articles of Amendment”) to be filed by the Company with the Secretary of State of the State of Florida (“FSOS”).
     3. Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters that:
     (a) The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3, as amended (No. 333-          ) (the “New Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of up to an aggregate of $                     principal amount of First Mortgage Bonds, Debt Securities and Preferred Stock in unallocated amounts. The New Registration Statement also constituted post-effective amendment no. 1 to a registration statement on Form S-3 (No. 333-          ) (the “Post-Effective Amendment” and together with the New Registration Statement, the “Registration Statement”) under the Securities Act relating to an aggregate of $                     principal amount of the Company’s securities, which had been previously registered under the Securities Act but remained unsold at the time the Post-Effective Amendment became effective. The Registration Statement contained a combined prospectus for the sale of up to an aggregate of $                     principal amount of the Company’s First Mortgage Bonds, Debt Securities and Preferred Stock (the “Registered Securities”) in unallocated amounts. The Registration Statement was declared effective by the Commission on                     , 20_. As of the date hereof, the Company has sold an aggregate of $                     principal amount of the Registered Securities. The term “Registration Statement” shall be deemed to include all amendments to the date hereof and all documents incorporated by reference therein (the “Incorporated Documents”). The base prospectus filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission prior to the date of this Agreement, is hereinafter called the “Basic Prospectus.” The Basic Prospectus included in the Registration Statement, as supplemented by a preliminary prospectus supplement, dated                     , 20___, relating to the Shares, and all prior amendments or supplements thereto (other than amendments or supplements relating to Registered Securities other than the Shares), including the Incorporated Documents, is hereinafter referred to as the “Preliminary Prospectus.” The Preliminary Prospectus, as amended and supplemented, including the Incorporated Documents, at or immediately prior to the Applicable Time (as defined below) is hereinafter called the “Pricing Prospectus.” The Basic Prospectus included in the Registration Statement, as it is to be supplemented by a prospectus supplement, dated on the date hereof, substantially in the form delivered to the Representative prior to the execution hereof, relating to the Shares (the “Prospectus Supplement”) and all prior amendments or supplements thereto (other than amendments or supplements relating to securities of the Company other than the Shares), including the

Incorporated Documents, is hereinafter referred to as the “Prospectus.” Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act and the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), deemed to be incorporated therein after the date hereof and prior to the termination of the offering of the Shares by the Underwriters; and any references herein to the terms “Registration Statement” or “Prospectus” at a date after the filing of the Prospectus Supplement shall be deemed to refer to the Registration Statement or the Prospectus, as the case may be, as each may be amended or supplemented prior to such date.
     For purposes of this Agreement, the “Applicable Time” is                      (New York City time) on the date of this Agreement; the documents listed in Schedule II, taken together, are collectively referred to as the “Pricing Disclosure Package.”
     (b) The Registration Statement, at the time and date it was declared effective by the Commission, complied, and the Registration Statement and the Prospectus, as of the date hereof and at the Closing Date (as defined herein), will comply, in all material respects, with the applicable provisions of the Securities Act and the applicable rules and regulations of the Commission thereunder; the Registration Statement, at the time and date it was declared effective by the Commission and as of the date hereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Pricing Disclosure Package as of the Applicable Time did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Prospectus, as of its date and at the Closing Date, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this subparagraph (b) shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in paragraph 12(e)). The Incorporated Documents, at the time they were filed with the Commission, complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and any documents so filed and incorporated by reference subsequent to the date hereof and prior to the termination of the offering of the Shares by the Underwriters will, at the time they are filed with the Commission, comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and, when read together with the Registration Statement, the Pricing Prospectus, the Permitted Free Writing Prospectuses (as defined in paragraph 6(a) hereof) and the Prospectus, none of such documents included or includes or will include any untrue statement of a material fact or omitted or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Permitted Free Writing Prospectus listed on

Schedule II does not conflict in any material respect with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus.
     (c) The Company has been incorporated, is validly existing as a corporation and its status is active under the laws of the State of Florida; has corporate power and authority to own, lease and operate its properties and to conduct its business as contemplated under this Agreement and the other material agreements to which it is a party; and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the business, properties, results of operations or financial condition of the Company.
     (d) The historical financial statements incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the financial condition and operations of the Company at the respective dates or for the respective periods to which they apply; such financial statements have been prepared in each case in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except that the quarterly financial statements, if any, incorporated by reference from any Quarterly Reports on Form 10-Q contain condensed footnotes prepared in accordance with applicable Exchange Act rules and regulations; and Deloitte & Touche LLP, which has audited certain of the financial statements is an independent registered public accounting firm as required by the Securities Act or the Exchange Act and the rules and regulations of the Commission thereunder.
     (e) Except as reflected in, or contemplated by, the Registration Statement and the Pricing Prospectus, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, and prior to the Closing Date, (i) there has not been any material adverse change in the business, properties, results of operations or financial condition of the Company, (ii) there has not been any material transaction entered into by the Company other than transactions contemplated by the Registration Statement and the Pricing Prospectus or transactions arising in the ordinary course of business and (iii) the Company has no material contingent obligation that is not disclosed in the Registration Statement and the Pricing Prospectus that could likely result in a material adverse change in the business, properties, results of operations or financial condition of the Company.
     (f) The Company has full power and authority to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and the fulfillment of the terms hereof on the part of the Company to be fulfilled have been duly authorized by all necessary corporate action of the Company in accordance with the provisions of its articles of incorporation as amended (the “Charter”), by-laws and applicable law.
     (g) The consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, the Charter, the Company’s by-laws, applicable law or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is now a party or any judgment, order, writ or decree of any government or governmental authority or agency or court having jurisdiction over the Company or any of its assets, properties or operations that, in the case of any such breach or default, would have a material adverse effect on the business, properties, results of operations or financial condition of the Company.
     (h) The Shares conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus.
     (i) The Company has no subsidiaries that meet the definition of “significant subsidiary” as defined in Section 210.1-02(w) of Regulation S-X promulgated under the Securities Act.
     (j) The authorized capital stock of the Company is 4,000,000 shares cumulative preferred stock, par value of $100 per share (“$100 Preferred Stock”), 5,000,000 shares of cumulative preferred stock, no par value (“No Par Preferred Stock”), 1,000,000 shares of preference stock, par value of $100 per share, and 60,000,000 shares of common stock, par value of $2.50 per share, of which (i) 40,000 shares of $100 Preferred Stock, 4.00% Series were authorized and 39,980 shares were issued and outstanding; (ii) 40,000 shares of $100 Preferred Stock, 4.60% Series were authorized and 39,997 shares were issued and outstanding; (iii) 80,000 shares of $100 Preferred Stock, 4.75% Series were authorized, issued and outstanding; (iv) 75,000 shares of $100 Preferred Stock, 4.40% Series were authorized, issued and outstanding; (v) 100,000 shares of $100 Preferred Stock, 4.58% Series authorized and 99,990 shares were issued and outstanding, (vi) no shares of No Par Preferred Stock were issued and outstanding, (vii) no shares of preference stock were issued and outstanding and (viii)                     shares of common stock were issued and outstanding (except for subsequent issuances, if any, pursuant to this Agreement, or pursuant to agreements or employee benefit plans referred to in the Pricing Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights, if any, of any securityholder of the Company.
     (k) The issuance of the Shares has been duly authorized by the Company and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights. The Articles of Amendment have been duly authorized and adopted by the Company and will be effective upon filing with the FSOS.
     (l) [The Shares will, upon issuance, be listed on the New York Stock Exchange.]
     (m) The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

     (n) Except as described in or contemplated by the Pricing Prospectus, there are no pending or, to the knowledge of the Company, threatened actions, suits or proceedings against or affecting the Company or its properties that are likely, in the aggregate, to result in any material adverse change in the business, properties, results of operations or financial condition of the Company or that are likely, in the aggregate, to materially and adversely affect the consummation of this Agreement or the transactions contemplated herein or therein.
     (o) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions herein contemplated, except such as have already been made or obtained or as may be required under the Securities Act or state securities laws.
     (p) The Company is not in violation of its Charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreements or instruments to which the Company is a party or by which it may be bound or to which any of the property or assets of the Company is subject except for such defaults that would not result in a material adverse change in the business, properties, results of operations or financial condition of the Company.
     (q) Except as described in the Pricing Prospectus and except as would not, in the aggregate, result in a material adverse change in the business, properties, results of operations or financial condition of the Company, the Company is not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof that individually or in the aggregate is expected by the Company to result in a material adverse effect in the business, properties, results of operations or financial condition of the Company or which individually or in the aggregate is expected by the Company to materially and adversely affect the consummation of this Agreement or the transactions contemplated herein or therein.
     (r) There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.
     4. Purchase and Sale.
     (a) On the basis of the representations, warranties and covenants herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each of the Underwriters, severally and not jointly, and each such Underwriter agrees, severally and not jointly, to purchase from the Company, the respective number of Shares set forth opposite the name of such Underwriter below at a price of $  per share (the “Purchase Price”).

Underwriter	Number of Shares

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Total
     (b) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Option Shares, and the Underwriters shall have a right to purchase, severally and not jointly, the Option Shares at the Purchase Price. Option Shares may be purchased as provided in this paragraph 4 in whole or in part from time to time, on the Closing Date and up to two times thereafter as provided herein, solely for the purpose of covering overallotments made in connection with the offering of the Firm Shares. If any Option Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears approximately the same proportion to the total number of Option Shares to be purchased as the number of Firm Shares set forth in paragraph 4(a) opposite the name of such Underwriter bears to the total number of Firm Shares.
     (c) The Company hereby agrees that, without the prior written consent of the Representative, it will not during the period ending ___days after the date of this Agreement (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise transfer or dispose of, directly or indirectly, or to register or announce the sale or offering of any shares of preferred stock of the Company or any securities convertible into or exercisable or exchangeable for such preferred stock or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of such preferred stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of such preferred stock or such other securities, in cash or otherwise.
     (d) The foregoing subparagraph (c) shall not apply to (i) the Shares to be sold hereunder; (ii) the issuance by the Company of shares of preferred stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing and to which the Representative has consented; and (iii) agreements or arrangements in connection with acquisition transactions involving the issuance or sale of shares of preferred stock or relating to options, rights, warrants or any securities convertible into or exercisable or exchangeable for shares of preferred stock, where the acquisition transactions are consummated more than ___days after the date of the Prospectus.
     5. Reoffering by Underwriters. The Underwriters agree to make promptly a bona fide public offering of the Shares to the public for sale as set forth in the Prospectus, subject, however, to the terms and conditions of this Agreement. The Underwriters agree that (i) no sales of the Shares will occur before investors are presented with the information that is contained in the Pricing Disclosure Package and (ii) such information that is presented to investors is consistent with the information that is contained in the Pricing Disclosure Package.
     6. Free Writing Prospectuses.
     (a) The Company represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act, other than a Permitted Free Writing Prospectus; each Underwriter represents and agrees that, without the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus,” as defined in Rule 405 under the Act, other than a Permitted Free Writing Prospectus or a free writing prospectus that is not required to be filed by the Company pursuant to Rule 433 under the Securities Act (an “Underwriter Free Writing Prospectus”). Any such free writing prospectus the use of which is consented to by the Company and the Representative is referred to herein as a “Permitted Free Writing Prospectus”. The only Permitted Free Writing Prospectus as of the time of this Agreement is the pricing term sheet referred to in paragraph 6(b) below.
     (b) The Company agrees to file a pricing term sheet, in the form of Schedule I hereto and approved by the Representative pursuant to Rule 433(d) under the Securities Act within the time period prescribed by such Rule.
     (c) The Company and the Underwriters have complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any free writing prospectus, including timely Commission filing where required and legending.
     (d) The Company agrees that if at any time following issuance of a Permitted Free Writing Prospectus any event occurred or occurs as a result of which such Permitted Free Writing Prospectus would conflict in any material respect with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter a Permitted Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in a Permitted Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative, expressly for use therein.
     7. Time and Place of Closing; Default of Underwriters.
     (a) Payment for the Firm Shares shall be made at the office of Hunton & Williams LLP, located at 421 Fayetteville Street Mall, Raleigh, North Carolina 27601 on the date specified in Schedule I hereto against delivery of the Shares to the office of the Representative, or such other place and date as the Representative and the Company may agree. Payment for the Firm Shares shall be by wire transfer of immediately available funds against delivery of the Firm Shares to the Representative or upon its order at the office of the Representative, at 10:00 A.M., New York City time, on the third business day (unless postponed in accordance with the provisions of this Agreement) following the date of this Agreement, or if pricing takes place after 4:30 P.M. New York City time, on the fourth business day following the date of this Agreement (unless postponed in accordance with the provisions of this Agreement), or at such other time on the same or such other earlier date, as shall be agreed upon by the Representative and the Company. The hour and date of such delivery and payment are herein referred to as the “Closing Date.”
     (b) Payment for all or any portion of the Option Shares shall be made from time to time by or on behalf of the several Underwriters by the wire transfer of immediately available funds to the Company’s account. Such payment shall be made upon delivery of such Option Shares to the Representative or upon its order at the office of the Representative, at 10:00 A.M., New York City time, on the third business day (unless postponed in accordance with the provisions of this Agreement) following the giving of the notice described below, but in no event on more than two such dates in addition to the Closing Date, each as shall be designated in written notices from the Representative to the Company of the Representative’s determination, on behalf of the Underwriters, to purchase a number, specified in said notices, of Option Shares, or on such other date as shall be agreed upon by the Representative and the Company. The time and date of any such payments are hereinafter referred to as an “Option Closing Date” (the Closing Date or any Option Closing Date, as applicable, is hereinafter referred to as the “Relevant Closing Date”). The notices of a determination to exercise the option to purchase all or any portion of the Option Shares and of an Option Closing Date may be given at any time within 30 days after the date of this Agreement.
     (c) On the Relevant Closing Date, the Company shall deliver, or cause to be delivered a credit representing the Firm Shares or the Option Shares, as the case may be, to an account or accounts at The Depository Trust Company as designated by the Representative for the accounts of the Representative and the several Underwriters against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.
     (d) If one or more Underwriters shall, for any reason other than a reason permitted hereunder, fail to take up and pay for the number of Shares to be purchased by such one or more Underwriters, the Company shall immediately notify the Representative, and the non-defaulting Underwriters shall be obligated to take up and pay for (in addition to the respective number of Shares set forth opposite their respective names in paragraph 4 hereof) the number of Shares that such defaulting Underwriter or Underwriters failed to take up and pay for, up to 10% of the aggregate number of Shares to be purchased on the Relevant Closing Date, and each non-defaulting Underwriter shall do so on a pro rata basis according to the number of Shares set forth opposite the name of such non-defaulting Underwriter in paragraph 4 hereof, and such non-defaulting

Underwriters shall have the right, within 24 hours of receipt of such notice, either to take up and pay for (in such proportion as may be agreed upon among them), or to substitute another Underwriter or Underwriters, satisfactory to the Company, to take up and pay for the remaining number of Shares that the defaulting Underwriter or Underwriters agreed but failed to purchase. If any unpurchased Shares still remain, then the Company or the Representative shall be entitled to an additional period of 24 hours within which to procure another party or parties, members of the National Association of Securities Dealers, Inc. (or if not members of such Association, who are not eligible for membership in said Association and who agree (i) to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein and (ii) in making sales to comply with said Association’s Conduct Rules) and satisfactory to the Company, to purchase or agree to purchase such unpurchased Shares on the terms herein set forth. In any such case, either the Representative or the Company shall have the right to postpone the Relevant Closing Date for a period not to exceed three full business days from the date agreed upon in accordance with this paragraph 7, in order that the necessary changes in the Registration Statement and Prospectus and any other documents and arrangements may be effected. If (i) neither the non-defaulting Underwriters nor the Company has arranged for the purchase of such unpurchased Shares by another party or parties as above provided and (ii) the Company and the non-defaulting Underwriters have not mutually agreed to offer and sell the Shares other than the unpurchased Shares, then this Agreement, or the obligations of the several Underwriters to purchase Option Shares on a date which is after the Closing Date, as the case may be, shall terminate without any liability on the part of the Company or any Underwriter (other than an Underwriter that shall have failed or refused, for any reason not permitted hereunder, to purchase and pay for the number of Shares that such Underwriter has agreed to purchase as provided in paragraph 4 hereof), except as otherwise provided in paragraph 8 and paragraph 9 hereof.
     8. Covenants of the Company. The Company covenants with each Underwriter that:
     (a) As soon as reasonably possible after the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to Rule 424 under the Securities Act (“Rule 424”), setting forth, among other things, the necessary information with respect to the terms of offering of the Shares and make any other required filing pursuant to Rule 433 under the Securities Act. Upon request, the Company will promptly deliver to the Representative and to counsel for the Underwriters, to the extent not previously delivered, one fully executed copy or one conformed copy, certified by an officer of the Company, of the Registration Statement, as originally filed, and of all amendments thereto, if any, heretofore or hereafter made, (other than those relating solely to Registered Securities other than the Shares), including any post-effective amendment (in each case including all exhibits filed therewith and all documents incorporated therein not previously furnished to the Representative), including signed copies of each consent and certificate included therein or filed as an exhibit thereto, and will deliver to the Representative for distribution to the Underwriters as many conformed copies of the foregoing (excluding the exhibits, but including all documents incorporated therein) as the Representative may reasonably request. The Company will also send to the Underwriters as soon as practicable after the date of this

Agreement and thereafter from time to time as many copies of the Prospectus and the Preliminary Prospectus as the Representative may reasonably request for the purposes required by the Securities Act.
     (b) During such period (not exceeding nine months) after the commencement of the offering of the Shares as the Underwriters may be required by law to deliver a Prospectus, if any event relating to or affecting the Company, or of which the Company shall be advised in writing by the Representative shall occur, which in the Company’s reasonable opinion, after consultation with counsel for the Underwriters, should be set forth in a supplement to or an amendment of the Prospectus in order to make the Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser, or if it is necessary to amend the Prospectus to comply with the Securities Act, the Company will forthwith at its expense prepare and furnish to the Underwriters and dealers named by the Representative a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Prospectus which will supplement or amend the Prospectus so that as supplemented or amended it will comply with the Securities Act and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading. In case any Underwriter is required to deliver a Prospectus after the expiration of nine months after the commencement of the offering of the Shares, the Company, upon the request of the Representative, will furnish to the Representative, at the expense of such Underwriter, a reasonable quantity of a supplemented or amended prospectus, or supplements or amendments to the Prospectus, complying with Section 10(a) of the Securities Act.
     (c) The Company will make generally available to its security holders, as soon as reasonably practicable, but in any event not later than 16 months after the end of the fiscal quarter in which the filing of the Prospectus pursuant to Rule 424 occurs, an earning statement (in form complying with the provisions of Section 11(a) of the Securities Act, which need not be certified by independent public accountants) covering a period of twelve months beginning not later than the first day of the Company’s fiscal quarter next following the filing of the Prospectus pursuant to Rule 424.
     (d) The Company will use its best efforts promptly to do and perform all things to be done and performed by it hereunder prior to the Relevant Closing Date and to satisfy all conditions precedent to the delivery by it of the Shares.
     (e) The Company will advise the Representative, or its counsel, promptly of the filing of the Prospectus pursuant to Rule 424 and of any amendment or supplement to the Prospectus or Registration Statement or of official notice of institution of proceedings for, or the entry of, a stop order suspending the effectiveness of the Registration Statement and, if such a stop order should be entered, use its best efforts to obtain the prompt removal thereof.
     (f) The Company will use its best efforts to qualify the Shares, as may be required, for offer and sale under the Blue Sky or legal investment laws of such jurisdictions as the Representative may designate, and will file and make in each year such statements or reports as are or may be reasonably required by the laws of such jurisdictions; provided, however, that the Company shall not be required to qualify as a foreign corporation or dealer in securities, or to file any general consents to service of process under the laws of any jurisdiction.
     (g) Prior to the termination of the offering of the Shares, the Company will not file any amendment to the Registration Statement or supplement to the Pricing Prospectus or the Prospectus (in each case other than amendments or supplements relating to Registered Securities other than the Shares) which shall not have previously been furnished to the Representative or of which the Representative shall not previously have been advised or to which the Representative shall reasonably object in writing and which has not been approved by the Representative or its counsel.
     (h) The Company will file the Articles of Amendment with the FSOS on or prior to the Closing Date.
     9. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement and the printing of this Agreement, (ii) the delivery of the Shares to the Underwriters, (iii) the fees and disbursements of the Company’s counsel and accountants, (iv) the expenses in connection with the qualification of the Shares under securities laws in accordance with the provisions of subparagraph (f) of paragraph 8 hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith, such fees and disbursements (excluding filing fees) not to exceed $7,500, (v) the printing and delivery to the Underwriters of copies of the Registration Statement and all amendments thereto, of the Preliminary Prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and (vi) the printing and delivery to the Underwriters of copies of the Blue Sky Survey, if any; and the Company will pay all taxes, if any (but not including any transfer taxes), on the issue of the Shares.
     The fees and disbursements of Underwriters’ counsel shall be paid by the Underwriters (subject, however, to the provisions of clause (iv) of the preceding paragraph requiring payment by the Company of certain fees and disbursements (excluding filing fees) not to exceed $7,500); provided, however, that if this Agreement is terminated in accordance with the provisions of paragraph 10, 11 or 13 hereof, the Company shall reimburse the Representative for the account of the Underwriters for the reasonable and documented fees and disbursements of Underwriters’ counsel. The Company shall not be required to pay any amount for any expenses of the Representative or of any other of the Underwriters except as provided in paragraph 8 hereof and in this paragraph 9. The Company shall not in any event be liable to any of the Underwriters for damages on account of the loss of anticipated profit.
     10. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase and pay for the Shares shall be subject to the accuracy of the representations and warranties on the part of the Company as of the date hereof and the Closing Date, to the performance by the Company of its obligations to be performed hereunder prior to the Closing Date, and to the following further conditions:

     (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect on the Closing Date; and no proceedings for that purpose shall be pending before, or, to the Company’s knowledge, threatened by, the Commission on the Closing Date. The Representative shall have received, prior to payment for the Shares, a certificate dated the Closing Date and signed by the Chairman, President, Treasurer or a Vice President of the Company to the effect that no such stop order is in effect and that no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.
     (b) At the time of execution of this Agreement, or such later date as shall have been consented to by the Representative, there shall have been issued, and on the Closing Date there shall be in full force and effect, orders of the Florida Public Service Commission authorizing the issuance and sale of the Shares, which shall not contain any provision unacceptable to the Representative by reason of its being materially adverse to the Company (it being agreed that no such order in effect on the date of this Agreement and heretofore furnished to the Representative or counsel for the Underwriters contains any such unacceptable provision).
     (c) At the Closing Date, the Representative shall receive favorable opinions from: (1) Hunton & Williams LLP, counsel to the Company, which opinion shall be satisfactory in form and substance to counsel for the Underwriters, and (2) Dewey Ballantine LLP, counsel for the Underwriters, in each of which opinions (except as to subdivision (vi) (as to documents incorporated by reference, at the time they were filed with the Commission) as to which Dewey Ballantine LLP need express no opinion) said counsel may rely as to all matters of Florida law upon the opinion of R. Alexander Glenn, Deputy General Counsel-Florida of Progress Energy Service Company LLC, acting as counsel to the Company, to the effect that:
     (i) assuming delivery to and payment for the Shares by the Underwriters, as provided in this Agreement, the Shares will be validly issued, fully paid and non-assessable;
     (ii) the shareholders of the Company are not entitled to statutory preemptive or, to such counsel’s knowledge, other similar contractual rights to subscribe for the Shares, [and the Shares have been duly authorized for listing on the New York Stock Exchange];
     (iii) the form of the certificates for the Shares conforms in all material respects to the requirements of the Florida Business Corporation Act [and the New York Stock Exchange];
     (iv) the statements made in the Prospectus under the caption “Description of Preferred Stock,” insofar as they purport to constitute summaries of the documents referred to therein, are accurate summaries in all material respects;

     (v) this Agreement has been duly and validly authorized, executed and delivered by the Company;
     (vi) the Registration Statement, at the time and date it was declared effective by the Commission and as of the date hereof, the Preliminary Prospectus, the Pricing Prospectus, the Permitted Free Writing Prospectuses and the Prospectus, at the time each was filed with, or transmitted for filing to, the Commission pursuant to Rule 424 (except as to the financial statements and other financial and statistical data constituting a part thereof or incorporated by reference therein, upon which such opinions need not pass), complied as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; the documents or portions thereof filed with the Commission pursuant to the Exchange Act and deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus and the Prospectus pursuant to Item 12 of Form S-3 (except as to financial statements and other financial and statistical data constituting a part thereof or incorporated by reference therein and that part of the Registration Statement that constitutes Statements of Eligibility on Form T-1 and Form T-2, upon which such opinions need not pass), at the time they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder; the Registration Statement has become effective under the Securities Act and, to the best of the knowledge of said counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn and no proceedings for a stop order with respect thereto are threatened or pending under Section 8 of the Securities Act; and
     (vii) nothing has come to the attention of said counsel that would lead them to believe that the Registration Statement, at the time and date it was declared effective by the Commission and as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and nothing has come to the attention of said counsel that would lead them to believe that (x) the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (y) the Prospectus, as of its date and, as amended or supplemented, at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except, in each case, as to financial statements and other financial and statistical data constituting a part of the Registration Statement, the Pricing Disclosure Package or the Prospectus or incorporated by reference therein and that part of the Registration Statement that constitutes the Statements of Eligibility on Form T-1 and Form T-2, upon which such opinions need not pass);

provided, however, that Dewey Ballantine LLP will not provide the opinion contained in subparagraphs (b)(ii) or (b)(iii) (as to the requirements of the Florida Business Corporation Act) of this paragraph 10.
     (d) At the Closing Date, the Representative shall receive from R. Alexander Glenn, Deputy General Counsel — Florida of Progress Energy Service Company, LLC, acting as counsel for the Company, a favorable opinion in form and substance satisfactory to counsel for the Underwriters, to the same effect with respect to the matters enumerated in subdivisions (i) through (v) and subdivision (vii) of subparagraph (c) of this paragraph 10 as the opinions required by said subparagraph (c), and to the further effect that:
     (i) the Company has been incorporated, is validly existing as a corporation and its status is active under the laws of the State of Florida;
     (ii) the Company is duly authorized by its Charter to conduct the business that it is now conducting as set forth in the Prospectus;
     (iii) the Company is an electrical utility engaged in the business of generating, transmitting, distributing and selling electric power to the general public in the State of Florida;
     (iv) the Company has valid and subsisting franchises, licenses and permits adequate for the conduct of its business, except where the failure to hold such franchises, licenses and permits would not have a material adverse effect on the business, properties, results of operations or financial condition of the Company;
     (v) the issuance and sale of the Shares have been duly authorized by all necessary corporate action on the part of the Company; the Articles of Amendment have been duly authorized and adopted by the Company and will be effective upon filing with the FSOS.
     (vi) the authorized capital stock of the Company is 4,000,000 shares cumulative preferred stock, par value of $100 per share (“$100 Preferred Stock”), 5,000,000 shares of cumulative preferred stock, no par value (“No Par Preferred Stock”), 1,000,000 shares of preference stock, par value $100 per share, and 60,000,000 shares of common stock, par value $2.50 per share, including (i) 40,000 shares of $100 Preferred Stock, 4.00% Series; (ii) 40,000 shares of $100 Preferred Stock, 4.60% Series; (iii) 80,000 shares of $100 Preferred Stock, 4.75% Series; (iv) 75,000 shares of $100 Preferred Stock, 4.40% Series; and (v) 100,000 shares of $100 Preferred Stock, 4.58% Series; the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company to subscribe for such stock;

     (vii) An order has been entered by the Florida Public Service Commission authorizing the issuance and sale of the Shares, and to the best of the knowledge of said counsel, said order is still in force and effect; and no further filing with, approval, authorization, consent or other order of any public board or body (except such as have been obtained under the Securities Act and as may be required under the state securities or Blue Sky laws of any jurisdiction) is legally required for the consummation of the transactions contemplated in this Agreement;
     (viii) to the best of his knowledge, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act;
     (ix) except as described in or contemplated by the Prospectus, there are no pending actions, suits or proceedings (regulatory or otherwise) against the Company or any of its properties which are likely in the aggregate to result in any material adverse change in the business, properties, results of operations or financial condition of the Company or which are likely in the aggregate, to materially and adversely affect the consummation of this Agreement or the transactions contemplated herein or therein;
     (x) the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not (i) result in a breach of any of the terms or provisions of, or constitute a default under, the Charter or the Company’s by-laws or (ii) result in a material breach of any terms or provisions of, or constitute a default under, any applicable law, indenture, mortgage, deed of trust or other agreement or instrument to which the Company is now a party or any judgment, order, writ or decree of any government or governmental authority or agency or court having jurisdiction over the Company or any of its assets, properties or operations that, in the case of any such breach or default, would have a material adverse effect on business, properties, results of operations or financial condition of the Company.
     (e) The Representative shall have received on the date hereof and shall receive on the Closing Date from Deloitte & Touche LLP, a letter addressed to the Representative containing statements and information of the type ordinarily included in accountants’ SAS 72 “comfort letters” to underwriters with respect to the audit reports, financial statements and certain financial information contained in or incorporated by reference into the Prospectus.
     (f) At the Closing Date, the Representative shall receive a certificate of the Chairman, President, Treasurer or a Vice President of the Company, dated the Closing Date, to the effect that the representations and warranties of the Company in this Agreement are true and correct as of the Closing Date.

     (g) The Permitted Free Writing Prospectus, and any other material required pursuant to Rule 433(d) under the Securities Act, shall have been filed by the Company with the Commission within the applicable time periods prescribed by Rule 433.
     (h) All legal proceedings taken in connection with the sale and delivery of the Shares shall have been satisfactory in form and substance to counsel for the Underwriters and the Company, as of the Closing Date, shall be in compliance with any governing orders of the Florida Public Service Commission, except where the failure to comply with such orders would not be material to the offering or validity of the Shares.
     (i) [At the Closing Date, the Shares shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.]
     (j) At the date of this Agreement, the Representative shall have received an agreement substantially in the form of Exhibit A to Schedule III hereto signed by the persons listed on Schedule III hereto.
     (k) If the Underwriters exercise their option provided in paragraph 4(b) hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Option Closing Date and, at each Option Closing Date, the Representative shall have received:
     (i) Officers’ Certificate. A certificate, dated such Option Closing Date, of the Chairman, President, Treasurer or a Vice President of the Company confirming that the certificates delivered at the Closing Date pursuant to paragraphs 10(a) and 10(f) hereof remain true and correct as of such Option Closing Date.
     (ii) Opinion of Counsel for the Company. The favorable opinion of Hunton & Williams LLP, of counsel to the Company, together with the favorable opinion of R. Alexander Glenn, Esq., each in form and substance satisfactory to counsel for the Underwriters, dated such Option Closing Date, relating to the Option Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinions required by paragraphs 10(c) and 10(d), respectively, hereof.
     (iii) Opinion of Counsel for the Underwriters. The favorable opinion of Dewey Ballantine LLP, counsel for the Underwriters, dated such Option Closing Date, relating to the Option Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by paragraph 10(c) hereof.
     (iv) Bring-down Comfort Letter. A letter from Deloitte & Touche LLP, in form and substance satisfactory to the Representative and dated such Option Closing Date, substantially in the same form and substance as the letters furnished to the Representative pursuant to paragraph 10(e) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three days prior to such Option Closing Date.

     In case any of the conditions specified above in this paragraph 10 shall not have been fulfilled or waived by 2:00 P.M. on the Relevant Closing Date, this Agreement or, in the case of any condition to the purchase of Option Shares, on a date which is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Option Shares, may be terminated by the Representative by delivering written notice thereof to the Company. Any such termination shall be without liability of any party to any other party except as otherwise provided in paragraphs 8 and 9 hereof.
     11. Conditions of the Company’s Obligations. The obligations of the Company to deliver the Shares on the Relevant Closing Date shall be subject to the conditions set forth in the first sentence of subparagraph (a) of paragraph 10 hereof and in subparagraph (b) of paragraph 10 hereof. In case these conditions shall not have been fulfilled at the Relevant Closing Date, this Agreement may be terminated by the Company by mailing or delivering written notice thereof to the Representative. Any such termination shall be without liability of any party to any other party except as otherwise provided in paragraphs 8 and 9 hereof.
     12. Indemnification.
     (a) The Company agrees to indemnify and hold harmless each Underwriter, each officer and director of each Underwriter and each person who controls any Underwriter within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject and to reimburse each such Underwriter, each such officer and director and each such controlling person for any legal or other expenses (including to the extent hereinafter provided, reasonable counsel fees) incurred by them, when and as incurred, in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement, or alleged untrue statement, of a material fact contained in the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus, the Permitted Free Writing Prospectuses or the Prospectus, or in the Registration Statement or Prospectus as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or in any free writing prospectus used by the Company other than a Permitted Free Writing Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the indemnity agreement contained in this paragraph 12 shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of, or based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with the Underwriter Information and provided, further, that the indemnity agreement contained in this paragraph 12 shall not inure to the benefit of any Underwriter (or of any person controlling such Underwriter) on account of any such losses, claims, damages, liabilities, expenses or actions arising from the sale of the Shares to any person if a copy of the Permitted Free Writing Prospectus or Prospectus (excluding documents incorporated by reference therein) shall not have been given or sent to such person by or on behalf of such Underwriter at or prior to entry into the contract of sale, unless such Prospectus or Permitted Free Writing Prospectus failed to correct the omission or misstatement. The indemnity agreement of the Company contained in this paragraph 12 and the representations and warranties of the Company contained in paragraph 3 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any such officer or director or any such controlling person and shall survive the delivery of the Shares. The Underwriters agree to notify promptly the Company, and each other Underwriter, of the commencement of any litigation or proceedings against them or any of them, or any such controlling person, in connection with the sale of the Shares.
     (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, its officers who signed the Registration Statement and directors, and each person who controls the Company within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject and to reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) incurred by them, when and as incurred, in connection with investigating any such losses, claims, damages, or liabilities, or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus, the Permitted Free Writing Prospectuses or the Prospectus as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or any Underwriter Free Writing Prospectus used by such Underwriter (but only to the extent that the content of such Underwriter Free Writing Prospectus that is subject to indemnification is materially inconsistent with the information contained in the Permitted Free Writing Prospectus or the Prospectus) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with Underwriter Information. The indemnity agreement of all the respective Underwriters contained in this paragraph 12 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company or any other Underwriter, or any such controlling person, and shall survive the delivery of the Shares. The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers or directors, or any such controlling person, in connection with the sale of the Shares.
     (c) The Company and each of the Underwriters agree that, upon the receipt of notice of the commencement of any action against it, its officers and directors, or any person controlling it as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought hereunder. The Company and each of the Underwriters agree that the notification required by the preceding sentence shall be a material term of this Agreement. The omission so to notify such indemnifying party or parties of any such action shall relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party on account of any indemnity agreement contained herein if such indemnifying party was materially prejudiced by such omission, but shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party (or parties) and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party shall elect not to assume the defense of such action, such indemnifying parties will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them, as such expenses are incurred; provided, however, if the defendants (including any impleaded parties) in any such action include both the indemnified party and the indemnifying party, and counsel for the indemnified party shall have concluded, in its reasonable judgment, that there may be a conflict of interest involved in the representation by such counsel of both the indemnifying party and the indemnified party, the indemnified party or parties shall have the right to select separate counsel, satisfactory to the indemnifying party, to participate in the defense of such action on behalf of such indemnified party or parties (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to one local counsel) representing the indemnified parties who are parties to such action). Each of the Company and the several Underwriters agrees that without the other party’s prior written consent, which consent shall not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment in any claim in respect of which indemnification may be sought under the indemnification provisions of this Agreement, unless such settlement, compromise or consent (i) includes an unconditional release of such other party from all liability arising out of such claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such other party.
     (d) If the indemnification provided for in subparagraphs (a) or (b) above is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions or alleged statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subparagraph (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subparagraph (d). The rights of contribution contained in this paragraph 12 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or the Company and shall survive delivery of the Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this subparagraph (d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this subparagraph (d) are several in proportion to the number of Shares set forth opposite their respective names in paragraph 4 hereof and not joint.
     (e) For purposes of this paragraph 12, it is understood and agreed that the “Underwriter Information” is the information provided in the                      paragraphs under “Underwriting” in the Preliminary Prospectus, the Pricing Prospectus, the Permitted Free Writing Prospectus or the Prospectus Supplement.
     13. Termination Date of this Agreement. This Agreement, or the obligations of the several Underwriters to purchase Option Shares on a date which is after the Closing Date, may be terminated by the Representative at any time prior to the Relevant Closing Date by delivering written notice thereof to the Company, if on or after the date of this Agreement but prior to such time (a) there shall have occurred any general suspension of trading in securities on the New York Stock Exchange, or there shall have been established by the New York Stock Exchange or by the Commission or by any federal or state agency or by the decision of any court any limitation on prices for such trading or any restrictions on the distribution of securities, or (b) there shall have occurred any new outbreak of hostilities, including, but not limited to, significant escalation of hostilities that existed prior to the date of this Agreement, or any national or international calamity or crisis, or any material adverse change in the financial markets of the United States, the effect of which outbreak, escalation, calamity, crisis or material adverse change, shall be such as to make it impracticable, in the reasonable judgment of the Representative, for the Underwriters to enforce contracts for the sale of the Shares, or (c) the Company shall have sustained a substantial loss by fire, flood, accident or other calamity which renders it impracticable, in the reasonable judgment of the Representative, to consummate the sale of the Shares and the delivery of the Shares by the several Underwriters at the initial public offering price or (d) there shall have been any downgrading or any notice of any intended or potential downgrading in the rating accorded the Company’s securities by any “nationally recognized statistical rating organization” as that term is defined by the Commission for the purposes of Securities Act Rule 436(g)(2), or any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Shares or any of the Company’s outstanding debt, the effect of which, in the reasonable judgment of the Representative, makes it impracticable or inadvisable to consummate the sale of the Shares and the delivery of the Shares by the several Underwriters at the initial public offering price or (e) there shall have been declared, by either federal or New York authorities, a general banking moratorium. This Agreement (or such obligation to purchase Option Shares) may also be terminated at any time prior to the Relevant Closing Date if, in the reasonable judgment of the Representative, the subject matter of any amendment or supplement to the Registration Statement, the Pricing Prospectus or Prospectus (other than an amendment or supplement relating solely to the activity of any Underwriter or Underwriters) filed after the execution of this Agreement but prior to such Relevant Closing Date shall have materially impaired the marketability of the Shares. Any termination hereof pursuant to this paragraph 13 shall be without liability of any party to any other party except as otherwise provided in paragraphs 8 and 9 hereof.
     14. Miscellaneous. The validity and interpretation of this Agreement shall be governed by the laws of the State of New York. Unless otherwise specified, time of day refers to New York City time. This Agreement shall inure to the benefit of, and be binding upon, the Company, the several Underwriters, and with respect to the provisions of paragraph 12 hereof, the officers and directors and each controlling person referred to in paragraph 12 hereof, and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors” as used in this Agreement shall not include any purchaser, as such purchaser, of any of the Shares from any of the several Underwriters.
     15. Nature of Relationship. The Company acknowledges and agrees that (i) in connection with all aspects of each transaction contemplated by this Agreement, the Company and the Underwriters have an arms length business relationship that creates no fiduciary duty on the part of any party and each expressly disclaims any fiduciary relationship, (ii) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, (iii) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate, and (iv) any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

     16. Notices. All communications hereunder shall be in writing or by telefax and, if to the Underwriters, shall be mailed, transmitted by any standard form of telecommunication or delivered to the Representative at                                         , and if to the Company, shall be mailed or delivered to it at 410 S. Wilmington Street, Raleigh, North Carolina 27601-1748, attention of Thomas R. Sullivan, Treasurer.
     17. Counterparts. This Agreement may be simultaneously executed in counterparts, each of which when so executed shall be deemed to be an original. Such counterparts shall together constitute one and the same instrument.
     18. Defined Terms. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings assigned to them in the Registration Statement.
[Remainder of page intentionally left blank]

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed duplicate hereof whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours, FLORIDA POWER CORPORATION d/b/a PROGRESS ENERGY FLORIDA, INC.
By:
Authorized Representative

Accepted as of the date first
above written, as Underwriter
named in, and as the Representative
of the other Underwriters named in,
Section 1 of this Agreement.
[REPRESENTATIVE]

By:

Name:
Title:
[Signature Page for the Preferred Stock Underwriting Agreement]

SCHEDULE I
Pricing Term Sheet
Underwriting Agreement dated                     , 20___
Representative(s):
Designation: Preferred Stock
Listing:
Amount:                     shares
Purchase Price: $____per share
Public Offering Price: $____per share.
Redemption Terms:
Settlement Date:                                         , 20___;
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov (and more specifically, at the URL link
http://sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0000037637&owner=include). Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free at 1-8[xx-xxx-xxxx].

SCHEDULE II
Pricing Disclosure Package
1)	Prospectus dated ___, 20___

2)	Preliminary Prospectus Supplement dated ___, 20___(which shall be deemed to include the Incorporated Documents)

3)	Permitted Free Writing Prospectuses
a)	Pricing Term Sheet attached as Schedule I hereto

SCHEDULE III
Persons Executing Lock-Up Agreements

Exhibit A
[Form of Lock-Up Agreement]